Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND
RESTATED PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED PURCHASE AGREEMENT ("Second Amendment") is dated September 16, 2011, but effective April 1, 2011 (“Effective Date”), and is by and among Tucker Family Investments, LLLP, a Colorado limited liability limited partnership (“Tucker”); DNR Oil & Gas, Inc., a Colorado corporation (“DNR”); Tindall Operating Company, a Colorado corporation (“Tindall”), and Tucker Energy, LLC, a Colorado limited liability company (“Tucker Energy”), whose collective address is 12741 E. Caley, Unit 142, Englewood, Colorado 80111; and Arête Industries, Inc., 7260 Osceola Street, Westminster, CO 80030, (“Buyer”).  Tucker Energy and DNR may be referred to collectively as “Sellers.”  Sellers, Buyer, Tindall, and Tucker may be referred to individually as a “Party” or collectively as the “Parties.”
RECITALS

A. The Parties executed that certain Amended and Restated Purchase and Sale Agreement dated July 29, 2011, but effective April 1, 2011 (“PSA”).

B. The Parties executed that certain First Amendment to the PSA dated August 12, 2011 but effective April 1, 2011 (the “First Amendment”).

C. Article 2.1(B)(2) of the PSA required Buyer to pay Sellers on or before September 15, 2011, the amount of Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00) plus interest at the rate set forth in the PSA on the average outstanding principal balance during the preceding month (collectively, the “Second Installment Payment”).

D. The Parties executed a Satisfaction of Agreement Regarding Application of Proceeds entered into effective as of August 23, 2011 (“Satisfaction Agreement”).  In paragraph 4 of the Satisfaction Agreement, the Parties agreed that Sellers shall apply a remaining balance of Buyer’s Proceeds of $1,330,188.28 to the principal amount due to the Sellers as a part of the Second Installment Payment as of August 23, 2011.  Additional principal and interest remained due and owing to the Sellers as a part of the Second Installment Payment as of August 23, 2011.

E. Buyer now seeks, and Sellers are willing to grant, an extension of time until September 30, 2011 for Buyer to deliver the remaining additional principal and interest due and owing to the Sellers as a part of the Second Installment Payment.

F. Article 2.1(B)(3) of the PSA requires Buyer to pay Sellers, on or before October 15, 2011, the amount of Three Million Two Hundred Thousand and 00/100 Dollars ($3,200,000.00) plus interest at the rate set forth in the PSA on the average outstanding principal balance during the preceding month (collectively, the “Final Installment Payment”).  The Parties have agreed to amend Article 2.1(B)(3) of the PSA to require Buyer to deliver the Final Installment Payment to Sellers on or before September 30, 2011.

AGREEMENT
In consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following terms:

1.0           Amendment of Article 2.1(B)(2).  The Parties agree that Article 2.1(B)(2) of the PSA shall be amended to extend until September 30, 2011, the deadline by which the Buyer must deliver the remaining additional principal and interest due and owing to the Sellers as a part of the Second Installment Payment.

2.0           Amendment of Article 2.1(B)(3).  The Parties agree that Article 2.1(B)(3) of the PSA shall be amended to change the deadline to September 30, 2011, for the Final Installment Payment to be delivered by Buyer to Sellers.

Except as expressly set forth herein, all other terms and provisions of the PSA, as amended, shall remain unchanged and in full effect.  The Parties have executed this Second Amendment as of September 16, 2011, effective as of the Effective Date.

TUCKER FAMILY INVESTMENTS, LLLP

By: /s/ R. Lee Tucker
Name: R. Lee Tucker
Title: Limited Partner

TINDALL OPERATING COMPANY

By: /s/ R. Lee Tucker
Name: R. Lee Tucker
Title: President

SELLERS:

TUCKER ENERGY, LLC

By: /s/ R. Lee Tucker
Name: R. Lee Tucker
Title: Limited Partner

DNR OIL & GAS, INC.

By: /s/ Charles B. Davis
Name: Charles B. Davis
Title: President

BUYER:

ARÊTE INDUSTRIES, INC.

By: /s/ Donald W. Prosser
Name: Donald W. Prosser
Title: CEO

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